Exhibit 99.1

PROXY CARD

AGILITY COMMUNICATIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS, NOVEMBER 17, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald Nelson and John Nadaskay, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) of Agility Communications, Inc. (“Agility”) to be held at the executive offices of Agility located at 475 Pine Avenue, Santa Barbara, California, on November 17, 2005 at 12:00 p.m., local time, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Special Meeting in the manner set forth below.

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1. APPROVE and adopt the Agreement and Plan of Merger, dated as of September 6, 2005, by and among JDS Uniphase Corporation, JDSU Acquisition VIII, Inc., Agility Communications, Inc. and for purposes of Section 12 only, Ronald Nelson and Charles Froland as Representatives, as it may be amended from time to time, and to approve the merger contemplated by the merger agreement, including the appointment of Ronald Nelson and Charles Froland as stockholder representatives.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. APPROVE and adopt an amendment to Section 2 of Article Fourth of Agility’s certificate of incorporation regarding the payment of dividends in order to allow Agility to pay certain cash dividends prior to the consummation of the merger on a pro rata basis in relation to the aggregate merger consideration that holders of certain classes of Agility capital stock shall be entitled to receive at the closing of the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. APPROVE the compensatory amounts paid or payable to the following officers and directors of Agility , as described in the Proxy Statement and Prospectus dated [                    ], 2005, to enable Agility and such individuals receiving such amounts to avoid certain adverse tax consequences under the “parachute payment” provisions of Sections 280G and 4999 of the Internal Revenue Code: Kevin Affolter, Chris Coldren, Larry Coldren, Greg Fish, John Nadaskay, Ronald Nelson, Norbert Puetz, Brian Ronald, Mark Thomas.

Please check the appropriate box to indicate your approval or disapproval for all of the compensatory amounts payable to all of the individuals listed above.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. In their discretion, on any proposal to postpone or adjourn the special meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

(continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AS SET FORTH IN PROPOSAL (1), FOR APPROVAL OF THE AMENDMENT TO AGILITY’S CERTIFICATE OF INCORPORATION AS SET FORTH IN PROPOSAL (2), FOR APPROVAL OF THE COMPENSATORY AMOUNTS AS SET FORTH IN PROPOSAL (3) AND FOR THE AUTHORITY SET FORTH IN PROPOSAL (4).

Receipt is hereby acknowledged of the Notice of Meeting and Proxy Statement and Prospectus dated [                    ], 2005.

Dated: , 2005

(signature of stockholder)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, partnership or other entity, please sign by an authorized officer or partner. If shares are held by joint tenants or as community property, both parties should sign.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return this proxy in the envelope provided.